Exhibit 3.4

No: 1696728

BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM
AND
ARTICLES OF ASSOCIATION

OF
Amira Nature Foods Ltd
FIRST INCORPORATED THE 20TH DAY OF FEBRUARY, 2012

AMENDED AND RESTATED THE 24TH DAY OF MAY, 2012

AMENDED AND RESTATED THE 26TH DAY OF SEPTEMBER, 2012

Intertrust Corporate Services (BVI) Limited
171 Main Street
Road Town, Tortola VG1110, British Virgin Islands
T +1 284 394 9100 F +1 284 494 9101 www.intertrustgroup.com

AMIRA NATURE FOODS LTD (THE "COMPANY")

WE HEREBY SUBMIT AN EXTRACT OF THE WRITTEN RESOLUTIONS OF THE DIRECTORS OF THE COMPANY DATED 4 DECEMBER 2019

1.	COMBINATION OF ORDINARY SHARES

1.1	IT IS NOTED that:

(a)	under its memorandum and articles of association (the "M&A"), the Company is authorised to issue an unlimited number of shares consisting of six classes of shares as follows:

(i)	Ordinary Shares of US$0.001 par value (the "Ordinary Shares");

(ii)	Class A Preferred Shares of US$0.001 par value;

(iii)	Class B Preferred Shares of US$0.001 par value;

(iv)	Class C Preferred Shares of US$0.001 par value;

(v)	Class D Preferred Shares of US$0.001 par value; and

(vi)	Class E Preferred Shares of US$0.001 par value,

(b)
pursuant to section 40A(1)(b) of the BVI Business CompaniesAct (as amended), subject to its memorandum and articles of association, a company may combine its shares, including issued shares, into a smaller number of shares;

(c)
pursuant to section 40A(2) of the Act, a division or combination of shares, including  issued shares, of a class or series shall be for a larger or smaller number, as the case may be, of shares in the same class or series;

(d)
pursuant to section 40A(4) of the Act, where par value shares are divided or combined under section 40A, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares;

(e)
it is proposed that the Company carry out a combination of its Ordinary Shares, such that all the issued and unissued Ordinary Shares be combined into a smaller number of shares on a 20:1 basis, resulting in every 20 Ordinary Shares (or part thereof) currently issued, being combined into one share (or fraction thereof) (the "Share Combination"); and

(f)	as a consequence of the Share Combination, the par value of each issued and authorised but unissued Ordinary Share of the Company will change from US$0.001 to US$0.02.

1.2	IT IS RESOLVED that:

(a)	the Share Combination be and is hereby authorised and approved in all respects and take effect from the date of these resolutions;

(b)
the Company's registered agent in the British Virgin Islands or the service provider or administrator which maintains its register of members be and is hereby instructed to update the Company's register of members to reflect the Share Combination (and if the register of members is maintained by a service provider or administrator other than the Company's registered agent, a copy of the updated register of members be sent to the Company's registered agent in the British Virgin Islands);

(c)	clause 9 of the Company's Memorandum of Association be and is hereby amended to reflect the Share Combination by being replaced in its entirety as follows:

"9.	The Company is authorised to issue an unlimited number of shares consisting of six classes of shares as follows:

(a)	Ordinary Shares of US$0.02 par value ("Ordinary Shares");

(b)	Class A Preferred Shares of US$0.001 par value ("Class A Preferred Shares");

(c)	Class B Preferred Shares of US$0.001 par value ("Class B Preferred Shares");

(d)	Class C Preferred Shares of US$0.001 par value ("Class C Preferred Shares");

(e)	Class D Preferred Shares of US$0.001 par value ("Class D Preferred Shares"); and

(f)
Class E Preferred Shares of US$0.001 par value ("Class E Preferred Shares" and together with the Class A Preferred Shares, the Class B Preferred Shares, Class C Preferred Shares and the Class D Preferred Shares being referred to as the "Preferred Shares")."; and

(d)
by copy of these resolutions the registered agent of  the Company  be  and  is hereby instructed to file an extract of these resolutions with the Registrar of Corporate Affairs in respect of the amendment to the Company's Memorandum of Association approved above.

2.	GENERAL AUTHORISATION

IT IS RESOLVED that, in connection with or to carry out the actions contemplated by  the foregoing resolutions, any Director, officer or (if applicable) any Attorney or duly authorised signatory of the Company (any such person being an "Authorised Signatory")  be,  and such other persons as are authorised by any of them be, and each hereby is, authorised, in the name and on behalf of the Company, to do such further acts and things as any Director or officer  or such duly authorised other person shall deem necessary or appropriate, including to do and perform (or cause to be done and performed), in the name and on behalf of the Company,  all such acts and to sign, make, execute, deliver, issue or file (or cause to be signed,  made, executed, delivered, issued or filed) with any person including any governmental authority or agency, all such agreements, documents, instruments, certificates, consents or waivers and all amendments to any such agreements, documents, instruments, certificates, consents or waivers and to pay, or cause to be paid, all such payments, as any of them may deem necessary or advisable in order to carry out the intent of the foregoing resolutions, the authority for the doing of any such acts and things and the signing, making, execution, delivery, issue and filing of such of the foregoing to be conclusively evidenced thereby.

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3.	RATIFICATION OF PRIOR ACTIONS

IT IS RESOLVED that any and all actions of the Company, or of any Director or officer or any Attorney or Authorised Signatory, taken in connection with the actions contemplated by the foregoing resolutions prior to the execution hereof be and are hereby ratified,  confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval and approved by, all the Directors prior to such action being taken.
Dated this 10th day of December, 2019
Sha · ca          uro-Christopher
Authorised signatory for and on behalf of
lntertrust Corporate Services (BVI) Limited
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TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION
OF
Amira Nature Foods Ltd

NAME
1.	The name of the Company is Amira Nature Foods Ltd (the "Company").

CHANGE OF NAME
2.
The Company may make application to the Registrar of Corporate Affairs in the approved form to change its name in accordance with section 21 of the Act and the change of name takes effect from the date of the certificate of change of name issued by the Registrar of Corporate Affairs. The Company may make such an application to change its name pursuant to a Resolution of Shareholders or a Resolution of Directors.

TYPE OF COMPANY
3.	The Company is a company limited by shares.

REGISTERED OFFICE AND REGISTERED AGENT
4.
The first Registered Office of the Company will be situate at the offices of Walkers Corporate Services (BVI) Limited, Walkers Chambers, 171 Main Street, Road Town, Tortola VG1110, British Virgin Islands.

5.	The first Registered Agent of the Company will be Walkers Corporate Services (BVI) Limited of Walkers Chambers, 171 Main Street, Road Town, Tortola VG1110, British Virgin Islands.

6.
The Company may, by Resolution of Shareholders or by Resolution of Directors, change the location of its Registered Office or change its Registered Agent and any such changes shall take effect on the registration by the Registrar of Corporate Affairs of a notice of change, filed by the existing Registered Agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

LIMITATIONS ON BUSINESS OF COMPANY
7.
The business and activities of the Company are limited to those businesses and activities which it is not prohibited from engaging in under any law for the time being in force in the British Virgin Islands.

8.	Subject to the Act, any other enactment and this Memorandum (including, without limitation, paragraph 7 immediately above of this Memorandum) and the Articles, the Company has:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

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(b)	for the purposes of paragraph (a) immediately above, full rights, powers and privileges.

NUMBER, CLASSES AND PAR VALUE OF SHARES
9.	The Company is authorised to issue an unlimited number of shares consisting of six classes of shares as follows:

(a)	Ordinary Shares of US$0.001 par value (“Ordinary Shares”);

(b)	Class A Preferred Shares of US$0.001 par value (“Class A Preferred Shares”);

(c)	Class B Preferred Shares of US$0.001 par value (“Class B Preferred Shares”);

(d)	Class C Preferred Shares of US$0.001 par value (“Class C Preferred Shares”);

(e)	Class D Preferred Shares of US$0.001 par value (“Class D Preferred Shares”); and

(f)
Class E Preferred Shares of US$0.001 par value (“Class E Preferred Shares” and together with the Class A Preferred Shares, the Class B Preferred Shares, Class C Preferred Shares and the Class D Preferred Shares being referred to as the “Preferred Shares”).

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF SHARES
10.
Each Ordinary Share in the Company confers upon the Shareholder subject to the other provisions of the Memorandum and Articles, including the rights attached to any Preferred Shares, (unless waived by such Shareholder):

(a)	the right to one vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

11.
The rights, privileges, restrictions and conditions attaching to each Class or Series of the Preferred Shares shall be stated in the Memorandum and Articles, which shall be amended prior to their issue in accordance with paragraph 20 accordingly to set out and designate such rights, privileges, restrictions and conditions of such Preferred Shares. Without prejudice to the generality of the foregoing, such rights, privileges, restrictions and conditions may include:

(a)	the number of Shares and Series constituting that Class and the distinctive designation of that Class;

(b)
the dividend rights and rate of the Preferred Shares of that Class, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in relation to, the dividends payable on any other Class or Classes of Shares, including other Classes of Preferred Shares or the Ordinary Shares;

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(c)	whether that Class shall have voting rights, and, if so, the terms of such voting rights;

(d)
whether that Class shall have conversion or exchange rights and privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Directors shall determine;

(e)
whether or not the Preferred Shares of that Class shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting Shares for redemption if less than all Preferred Shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount maybe less than the market value and which may vary under different conditions and at different dates;

(f)
whether that class shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of Preferred Shares of that class, and, if so, the terms and amounts of such sinking fund;

(g)
the right of the Preferred Shares of that Class to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional Preferred Shares (including additional Preferred Shares of such Class of any other Class) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition or any subsidiary of any outstanding Preferred Shares;

(h)
the right of the Preferred Shares of that Class in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights be in preference to, or in relation to, the comparable rights or any other Class or Classes of Preferred Shares; and

(i)	any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that class.

12.
Without prejudice to the other provisions of the Memorandum and Articles including paragraphs 11 and 20, the Directors have the authority and the power by Resolution of Directors to amend the Memorandum and Articles:

(a)
to authorise and create additional Classes and Series with such designations, powers, preferences, rights, qualifications, limitations and restrictions, if any, as the Directors may by Resolution of Directors determine; and

(b)
to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions, if any, appertaining to any and all Classes and Series that may be authorised to be issued under this Memorandum.

13.
For the purposes of section 9 of the Act, any rights, privileges, restrictions and conditions attaching to any of the Shares as provided for in the Articles are deemed to be set out and stated in full in this Memorandum.

FRACTIONAL SHARES
14.
The Company may issue Fractional Shares. A Fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same Class. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

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VARIATION OF CLASS RIGHTS AND PRIVILEGES
15.
Subject to paragraph 16, if at any time, there are different Classes or Series of Shares in issue, unless otherwise provided by the terms of issue of the Shares of that Class or Series, the rights and privileges attaching to any such Class or Series of Shares may, whether or not the Company is being wound up, be varied only with the sanction of a resolution passed by the holders of a majority of the issued Shares of that Class or Series, at least and of the holders of a majority of the issued Shares of any other Class or Series of Shares which may be adversely affected by such variation.

RIGHTS AND PRIVILEGES NOT VARIED BY THE ISSUE OF SHARES PARI PASSU
16.
The rights, privileges, restrictions and conditions conferred upon the Shareholder of any Class issued with preferred or other rights and privileges including the Ordinary Shares and any Class of Preferred Shares shall, unless otherwise expressly provided by the terms of issue of the Shares of that Class, be deemed not to be varied by the creation or issue of further Shares ranking pari passu therewith or in any respect in priority thereto, including the creation or issue of any Preferred Shares ranking pari passu or in priority in any respect to any such Class, including for the avoidance of doubt the Ordinary Shares or any Class of Preferred Shares. For the avoidance of doubt, no Resolution of Shareholders, or resolution of a majority of the holders of a Class or Series of Shares pursuant to paragraph 15, is required for the Memorandum and Articles to be amended to create or designate the rights, privileges, restrictions and conditions of Preferred Shares or any other Class or Series of Shares pursuant to paragraph 11 or paragraph 12 or otherwise, including where any right, privilege, restriction or condition of such Shares ranks in priority to or pari pasu pari passu with any existing Class or Series of Shares.

NO BEARER SHARES
17.	The Company is not authorised to issue bearer shares and all Shares shall be issued as registered shares.

NO EXCHANGE FOR BEARER SHARES
18.	Shares may not be exchanged for, or converted into, bearer shares.

TRANSFERS OF SHARES
19.	Subject to the provisions of the Memorandum and the Articles, Shares in the Company may be transferred.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION
20.
The Company may amend its Memorandum or Articles, including for the avoidance of doubt to create or designate the rights, privileges, restrictions and conditions attaching to any Preferred Shares, by a Resolution of Shareholders or by a Resolution of Directors except that the Directors have no power to amend the Memorandum or the Articles:

(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

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(b)	to change the percentage of Shareholders required to pass a resolution to amend the Memorandum or the Articles;

(c)	to amend Articles 20, 64, 73 or 79 of the Articles; and

(d)	in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders.

DEFINITIONS
21.	Words used in this Memorandum and not defined herein shall have the meanings set out in the Articles.

SHAREHOLDER LIABILITY
22.	The liability of a Shareholder to the Company, as shareholder, is limited to:

(a)	any amount unpaid on a Share held by the Shareholder;

(b)	(where applicable) any liability expressly provided for in this Memorandum or the Articles; and

(c)	any liability to repay a distribution under section 58(1) of the Act.

23.	A Shareholder has no liability, as a Shareholder, for the liabilities of the Company.

SEPARATE LEGAL ENTITY AND PERPETUAL EXISTENCE
24.	In accordance with section 27 of the Act, the Company is a legal entity in its own right separate from its Shareholders and continues in existence until it is dissolved.

EFFECT OF MEMORANDUM AND ARTICLES OF ASSOCIATION
25.	In accordance with section 11(1) of the Act, this Memorandum and the Articles are binding as between:

(a)	the Company and each Shareholder of the Company; and

(b)	each Shareholder of the Company.

26.
In accordance with section 11(2) of the Act, the Company, the board of Directors, each Director and each Shareholder of the Company has the rights, powers, duties and obligations set out in the Act except to the extent that they are negated or modified, as permitted by the Act, by this Memorandum or the Articles.

27.	In accordance with section 11(3) of the Act, this Memorandum and the Articles have no effect to the extent that they contravene or are inconsistent with the Act.

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We, Walkers Corporate Services (BVI) Limited of Walkers Chambers, 171 Main Street, Road Town, Tortola VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign our name to this Memorandum of Association this 20th day of February, 2012.

Incorporator
Sgd: Sabinah Clement Sabinah Clement
For and on behalf of
Walkers Corporate Services (BVI) Limited

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TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION
OF
Amira Natire Foods Ltd
The following shall comprise the Articles of Association of Amira Nature Foods Ltd (the "Company").
INTERPRETATION
1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

"Act" means the BVI Business Companies Act, 2004, including any modification, amendment, extension, re-enactment or renewal thereof and any regulations made thereunder;
"Articles" means these articles of association of the Company, as amended and/or restated from time to time;
“Annual Shareholders’ Meeting” means an annual meeting of the Shareholders as required by the rules of the New York Stock Exchange and designated as such in the notice of meeting in relation to such Annual Shareholders Meeting sent to Shareholders;
"Class" or "Classes" means any class or classes of Shares as may from time to time be issued by the Company;
“Class A Preferred Shares” has the meaning ascribed to it in paragraph 9;

“Class B Preferred Shares” has the meaning ascribed to it in paragraph 9;

“Class C Preferred Shares” has the meaning ascribed to it in paragraph 9;

“Class D Preferred Shares” has the meaning ascribed to it in paragraph 9;

“Class E Preferred Shares” has the meaning ascribed to it in paragraph 9;
“Designated Stock Exchange” means the Over-the-Counter Bulletin Board, the Global Select System, Global System or the Capital Market of the Nasdaq Stock Market Inc., the American Stock Exchange or the New York Stock Exchange;
"Directors" means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof, and "Director" means any one of them;
"Distribution" means, in relation to a distribution by the Company to a Shareholder:
(a)	the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder; or

(b)	the incurring of a debt to or for the benefit of the Shareholder,

in relation to the Shares held by the Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;
"Fractional Share" means a fraction of a Share;

"Memorandum" means the memorandum of association of the Company, as amended and/or restated from time to time;
"Officer" means any natural person or corporation appointed by the Directors as an officer of the Company and may include a chairman of the board of Directors, a vice chairman of the board of Directors, a president, one or more vice presidents, secretaries and treasurers and such other officers as may from time to time be deemed desirable but shall exclude any auditor appointed by the Company;
"Ordinary Shares" has the meaning ascribed to it in paragraph 9;
"Person" means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;
“Preferred Shares” has the meaning ascribed to it in paragraph 9;
“Relevant System” means a system utilised for the purposes of holding and transferring Shares;
"Register of Directors" means the register of the Directors of the Company required to be kept pursuant to the Act;
"Register of Members" means the register of the members of the Company required to be kept pursuant to the Act;
"Registered Agent" means the registered agent of the Company from time to time, as required by the Act;
"Registered Office" means the registered office of the Company from time to time, as required by the Act;
"Resolution of Directors" means a resolution:
(a)
approved at a duly convened and constituted meeting of Directors or of a committee of Directors, by the affirmative vote of a simple majority of the Directors present at such meeting who voted and did not abstain; or

(b)
consented to in writing or by telex, telegram, cable, facsimile or other written electronic communications by all of the Directors or all of the members of a committee of Directors, as the case may be, in one or more instruments each signed by one or more of the Directors and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed, and where a Director is given more than one vote in any circumstances, he shall in the circumstances be counted for the purposes of establishing a majority, by the number of votes he casts;
"Resolution of Shareholders" means a resolution passed by a simple majority, or such larger majority as may be specified in the Memorandum or the Articles or is required by law, of the votes attaching to the Shares of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a meeting of Shareholders of the Company.
"Seal" means the common seal of the Company;
"Secretary" means any natural person or corporation appointed by the Directors to perform any of the duties of the secretary of the Company;
“Secuities Exchange Act of 1934” means the Securities Exchange Act of 1934 of the United States of America, as amended;
"Series" means a division of a Class as may from time to time be issued by the Company;

"Share" means a share in the Company issued subject to and in accordance with the provisions of the Act, the Memorandum and these Articles. All references to "Shares" herein shall be deemed to be Shares of any or all Classes or Series as the context may require. For the avoidance of doubt in these Articles the expression "Share" shall include any Fractional Share;
"Share Certificate" means a certificate in respect of a Share in the Company;
"Shareholder" means a Person whose name is entered as a holder of one or more Shares in the Register of Members;
"signed" means bearing a signature or representation of a signature affixed by mechanical means;
"Solvency Test" means the solvency test prescribed by section 56 of the Act and set out in Article 124; and
“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.
2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative;

(d)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(e)
reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(f)	references to 'paragraphs" are to the paragraphs of the Memorandum; and

(g)
reference to "in writing" shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the last two preceding Articles, any words defined in the Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY
4.	The business of the Company may be commenced at any time after incorporation.

5.
The Registered Office shall be at such address in the British Virgin Islands as the Shareholders or Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company.

7.
The Directors shall keep, or cause to be kept, the original Register of Members at such place as the Directors may from time to time determine and, in the absence of any such determination, the original Register of Members shall be kept either at the office of the Registered Agent or the office of the Company's transfer agent.

SHARES
8.	Subject Subject to the Act, the Memorandum and these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.
9.
Subject to the Memorandum and these Articles and provided that a corresponding amendment is made to paragraph 9 of the Memorandum to reflect the resulting Classes of Shares, the Directors may authorise the division of Shares into any number of Classes and Series and the different Classes and Series shall be authorised, established and designated (or re-designated as the case may be) as determined by a Resolution of Directors or by a Resolution of Shareholders.

10.	The pre-emption rights set out in section 46 of the Act shall not apply to the Company.

11.
The Company may insofar as may be permitted by law, pay a commission in any form to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. The Company may also pay such brokerage as may be lawful on any issue of Shares.

12.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

13.	The Company may treat the holder of a Share as named in the Register of Members as the only Person entitled to:

(a)	exercise any voting rights attaching to the Share;

(b)	receive notices;

(c)	receive a Distribution; and

(d)	exercise other rights and powers attaching to the Share.

14.	The Company may, subject to the terms of the Act, the Memorandum and these Articles, issue bonus Shares, partly paid Shares and nil paid Shares.

15.
Shares may, subject to the terms of the Act and these Articles, be issued for consideration in any form, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know how), services rendered or a contract for future services.

16.
When the consideration in respect of the Share has been paid, that Share is for all purposes fully paid, but where the Share is not fully paid on issue the Share is subject to forfeiture in the manner prescribed in these Articles.

17.
Shares may be issued for such amount of consideration paid in such manner as the Directors may from time to time by Resolution of Directors determine, except that in the case of Shares issued with a par value, the consideration paid or payable shall not be less than the par value.

18.	Before issuing Shares for a consideration other than money, the Directors shall by a Resolution of Directors state:

(a)	the amount to be credited for the issue of the Shares;

(b)	their determination of the reasonable present cash value of any non-money consideration for the issue; and

(c)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

19.
A Share issued by the Company upon conversion of, or in exchange for, another Share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other Share, debt obligation or security.

CERTIFICATES
20.
The Directors shall determine whether and in what circumstances Share Certificates and certificates in respect of any other security of the Company shall be issued. Share Certificates may be signed by a Director, on behalf of any transfer agent of the Company or such other Person who has been duly authorised by a Resolution of Directors (each an "Authorised Person") or under the Seal, with or without the signature of a Director or an Authorised Person. The signature of the Director or of the Authorised Person and the Seal may be a facsimile.

21.
Any Shareholder receiving a Share Certificate for Shares shall indemnify and hold the Company and its Directors and Officers harmless from any loss or liability which it or they may incur by reason of the issue or loss of that Share Certificate. If a Share Certificate for Shares is worn out or lost it may be renewed or replaced on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

FORFEITURE OF SHARES
22.	Where Shares are not fully paid on issue or have been issued subject to forfeiture, the following provisions shall apply.

23.	Written notice of a call specifying a date for payment to be made in respect of a Share shall be served on a Shareholder who defaults in making payment in respect of that Share.

24.	The written notice referred to in the immediately preceding Article shall:

(a)	name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made; and

(b)	contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

25.
Where a written notice has been issued under these Articles and the requirements have not been complied with, the Directors may at any time before tender of payment forfeit and cancel the Shares to which the notice relates.

26.
The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been forfeited and cancelled pursuant to these Articles. Upon forfeiture and cancellation of the Shares the Shareholder is discharged from any further obligation to the Company with respect to the Shares forfeited and cancelled.

TRANSFER OF SHARES
27.	Subject to the Memorandum and the Articles, Shares may be transferred by a written instrument of transfer.

28.
The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or where the transfer otherwise imposes a liability to the Company on the transferee, or if so required by the Directors, shall also be executed by or on behalf of the transferee and shall be accompanied by the Share Certificate of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register of Members in respect of the relevant Shares.

29.
Notwithstanding any other provisions of the Memorandum and Articles, Shares may be transferred by means of a Relevant System and the operator of the Relevant System (and any other person necessary to ensure the Relevant System is effective to transfer Shares) shall act as agent of the Shareholders for the purposes of the transfer of any Shares transferred by means of the Relevant System.

30.	The Directors may in their absolute discretion decline to register any transfer of Shares which does not comply with the requirements of Memorandum and .Articles or the Act.

31.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

TRANSMISSION OF SHARES
32.
The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

33.
Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

34.
A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF NUMBER OF AUTHORISED SHARES
35.	The Company may amend the Memorandum to increase or reduce the number of Shares the Company is authorised to issue.

36.	The Company may:

(a)	divide the Shares, including issued Shares, of a Class or Series into a larger number of Shares of the same Class or Series; or

(b)	combine the Shares, including issued Shares, of a Class or Series into a smaller number of Shares of the same Class or Series;

provided, however, that where Shares with a par value are divided or combined under (a) or (b) of this Article, the aggregate par value of the new Shares must be equal to the aggregate par value of the original Shares.
REDEMPTION AND PURCHASE OF SHARES
37.
Subject to any limitations or procedures imposed by the Act, the Memorandum and these Articles, including the Solvency Test where applicable, the Company may purchase, redeem or otherwise acquire its own Shares from one or more or all of the Shareholders:

(a)	in accordance with the provisions of the Memorandum and Articles;

(b)
in accordance with any other right of the Company to purchase or redeem Shares or any other right of a Shareholder to have his Shares purchased or redeemed or to have his Shares exchanged for money or other property of the Company;

(c)	in consideration for a new issue of Share of a different Class or Series;

(d)	in such other manner and on such terms as may be determined by the Directors and agreed between the Company and the relevant Shareholder.

38.	Sections 60, 61 and 62 of the Act shall not apply to the Company. The provisions of Section 176 of the Act shall not apply to the Company.

TREASURY SHARES
39.	Shares that the Company purchases, redeems or otherwise acquires pursuant to these Articles shall be cancelled immediately or held as Treasury Shares in accordance with the Act and Article 40.

40.
Shares may only be purchased, redeemed or otherwise acquired and held as Treasury Shares where, when aggregated with the number of Shares of the same Class already held by the Company as Treasury Shares, the total number of Treasury Shares does not exceed 50 percent of the Shares of that Class previously issued by the Company, excluding those Shares that have been cancelled.

41.	Where and for so long as Shares are held by the Company as Treasury Shares, all rights and obligations attaching to such Shares are suspended and shall not be exercised by or against the Company.

42.	Treasury Shares may be disposed of by the Company on such terms and conditions as the Company may by Resolution of Directors determine.

MEETINGS OF SHAREHOLDERS
43.
Subject to the Memorandum and the other provisions of these Articles, the Directors may, whenever they think fit, convene a meeting of Shareholders at such place, date and time as may be determined by the Directors. An Annual Shareholders Meeting shall be held annually at such place, date and time as may be determined by the Directors.

44.
Nominations of persons for election as Director at an Annual Shareholders Meeting and the proposal of business to be considered by the Shareholders at any meeting of Shareholders may be made by any Shareholder who is entitled to vote at such meeting, and complies with the notice procedures set forth in this Article 44 and Article 50. Without qualification, the Shareholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business must constitute a proper matter for shareholder action.

45.
Without prejudice to Article 43, Shareholders' meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at a meeting of the Shareholders of the Company on the matter for which the meeting is being requested holding at least thirty percent of outstanding Shares entitled to vote in the Company deposited at the Registered Office. Such requisition shall specify the objects of the meeting, shall bear the name, address and signature of the requisitionists, and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required pursuant to Article 50, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934. If the Directors do not convene such meeting for a date not later than ninety days after the record date that has been fixed for the meeting and in any event not later than one hundred twenty days after the receipt of such requisition, then such meeting shall be held at the principal executive office of the Company at 2:00 pm local time on the ninetieth day after the date of such deposit, provided, however, that the Directors may disregard the requisition and not convene the meeting in the event that the Company fails to receive the requisition documents containing the information required by this Article 45 and payment from the requesting Shareholders for all reasonable expenses, as estimated by the Company, incurred by the Company in preparing and mailing notice of any such meeting within ten days of the Company’s notification to the requisitionists of such estimated expenses.

46.
If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at meetings of the Shareholders of the Company may convene a Shareholders' meeting in the same manner as nearly as possible as that in which Shareholders' meetings may be convened by the Directors.

NOTICE OF MEETINGS OF SHAREHOLDERS
47.
At least ten but not more than one hundred and twenty days' notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business to be considered at the meeting, shall be given of a meeting of Shareholders in the manner hereinafter provided to such Persons as are, under these Articles, entitled to receive such notices from the Company.

48.	A meeting of Shareholders held in contravention of the notice requirements set out above is valid if Shareholders holding not less than a ninety percent majority of the:

(a)	total number of Shares entitled to vote on all matters to be considered at the meeting; or

(b)	votes of each Class of Shares where Shareholders are entitled to vote thereon as a Class together with not less than an absolute majority of the remaining votes,

have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute a waiver.

49.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

50.	A Shareholder’s notice to propose business to be considered by the Shareholders at a meeting of Shareholders shall be delivered in a timely manner to the Secretary and shall set forth:

(a)
as to each person, if any, whom the Shareholder proposes to nominate for election as a Director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance  with Section 14 of the Secuities Exchange Act of 1934 and the rules and regulations promulgated thereunder, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Shareholder and the beneficial owner of the Shares on whose behalf the nomination is made, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Securities Exchange Act of 1934 if the Shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iv) with respect to each nominee for election or re-election as a Director, include a completed and signed questionnaire, representation and agreement required by Article 51.

(b)
(b) if the notice relates to any business (other than the nomination of persons for election as Directors) that the Shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Memorandum and these Articles, the language of the proposed amendment), (iv) any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and (v) a description of all agreements, arrangements and understandings between such Shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder; and

(c)
as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Shareholder, as they appear on the Register of Members, and of such beneficial owner, if any, (ii)(A) the class or series and number of Shares that are, directly or indirectly, owned beneficially and of record by such Shareholder and by such beneficial owner, (B) any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Shares or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such Shareholder and by such beneficial owner, if any, and any other direct or indirect opportunity held or owned beneficially by such Shareholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of Shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Shareholder or beneficial owner, if any, has a right to vote any Shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Article 50, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any right to dividends on the Shares owned beneficially by such Shareholder or such beneficial owner, if any, which right is separated or separable from the underlying shares, (F) any proportionate interest in Shares or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such Shareholder or such beneficial owner, if any, is a general partner or with respect to which such Shareholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) to which such Shareholder or such beneficial owner, if any, is entitled to base on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to (A) through (G) above, as of the date of such notice and including, without limitation, any such interests held by members of such Shareholder’s or such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such Shareholder and such beneficial owner, if any, (y) not later than ten (10) days after the record date for the annual meeting to disclose such ownership as of the record date and (z) ten (10) days before the annual meeting date), (iii) any other information relating to such Shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, (iv) a representation that the Shareholder is a registered holder of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (v) a representation whether the Shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding Shares required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from Shareholders in support of such proposal or nomination.

The Company may require any proposed nominee to furnish such other information as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a Director, including with respect to qualifications established by any committee of Directors (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Company; and (iii) that could be material to a reasonable shareholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.
51.
To be eligible to be a nominee for election or re-election as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article 52 below) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and share trading policies and guidelines of the Company.

52.
To be timely, a Shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Company, in the case of an Annual Shareholders Meeting, not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s Annual Shareholders Meeting (provided, however, that in the event that the date of the Annual Shareholders Meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the Shareholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such Annual Shareholders Meeting and not later than the close of business on the later of the ninetieth day prior to such Annual Shareholders Meeting or the tenth day following the day on which public announcement of the date of such Annual Shareholders Meeting is first made by the Company), or in the case of another meeting of Shareholders, within one hundred twenty days prior to the meeting and not later than the close of business on the later of the ninetieth day prior to such meeting or the tenth day following the day on which public announcement is first made of the date of the meeting. In no event shall the public announcement of an adjournment or postponement of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

PROCEEDINGS AT SHAREHOLDERS' MEETINGS
53.
No business shall be transacted at any Shareholders' meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the Shares of the Company entitled to vote at the meeting, present in person or by proxy, shall form a quorum.

54.
If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to such date as shall be determined by the Directors, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

55.
If the Directors decide to make such facility available for a specific Shareholders' meeting or all Shareholders' meetings of the Company, participation in any Shareholders' meeting may be by means of a telephone or by other electronic means provided that all Persons participating in such meeting are able to hear each other and such participation shall be deemed to constitute presence in person at the meeting.

56.	The chairman, if any, of the Directors shall preside as chairman at every Shareholders' meeting.

57.
If there is no such chairman, or if at any Shareholders' meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or Person nominated by the Directors shall preside as chairman, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of that meeting.

58.
The chairman may with the consent of any Shareholders' meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. It shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

59.
Except as set forth in Article 45 above, the Directors may cancel or postpone any duly convened Shareholders' meeting at any time prior to such meeting, except for Shareholders' meetings requisitioned by the Shareholders in accordance with these Articles for any reason upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

60.
At any Shareholders' meeting a Resolution of Shareholders put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

61.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

62.
In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

63.
A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS
64.
Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a Shareholders' meeting, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which he or the Person represented by proxy is the holder. For the avoidance of doubt, no Shareholder shall have the right to cumulate such Shareholder’s votes for the election of Directors.

65.	The following shall apply in respect of joint ownership of Shares:

(a)	if two or more Persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

66.
A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, whether on a show of hands or on a poll, by the Person or Persons appointed by that court, and any such Person or Persons may vote by proxy.

67.
No Shareholder shall be entitled to vote at any Shareholders' meeting unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

68.	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

69.
The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

70.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

71.
The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

72.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

73.	An action that may be taken by the Shareholders at a meeting may not be effected by any action by written consent by such Shareholders pursuant to section 88 of the Act.

74.
If the Company shall have only one Shareholder the provisions herein contained for meetings of the Shareholders shall not apply and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Shareholders. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS
75.
Any Shareholder or Director that is a corporation or other entity may by resolution of its directors or other governing body authorise such natural person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or Series or of the Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DIRECTORS
76.	The maximum number of directors shall be determined from time to time by Resolution of Directors, provided the minimum number of Directors shall be one.

77.
Directors shall be elected by Resolution of Shareholders to hold office until the next Annual Shareholders Meeting or until their successors are elected and qualified, or until their earlier death, resignation or removal. The Directors may by Resolution of Directors appoint a replacement Director to fill a casual vacancy arising on the removal, resignation, disqualification or death of any Director or to create newly created vacancies resulting from an increase in the authorised number of Directors.

78.	Subject to these Articles, the Company may appoint any natural person or corporation to be a Director. The following are disqualified from appointment as a Director:

(a)	an individual who is under eighteen years of age;

(b)	a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act (or any successor provision);

(c)	a person who is a restricted person within the meaning of section 409 of the Insolvency Act (or any successor provision);

(d)	an undischarged bankrupt; and

(e)	any other person disqualified by the Memorandum and these Articles.

79.
A Director may be removed from office only for cause, and in such case only by a Resolution of Shareholders. A resolution passed under this Article may only be passed at a meeting called for the purpose of removing the Director or for purposes including the removal of the Director by Shareholders holding at least a majority of voting power of the Shares entitled to vote.

80.
A Director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

81.
The Directors, or if the Shares (or depository receipts therefore) are listed or quoted on a Designated Stock Exchange, and if required by the Designated Stock Exchange, any committee thereof, may, by a Resolution of Directors or Committee, as the case may be, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

82.	There shall be no shareholding qualification for Directors.

83.	The Company shall keep a Register of Directors containing:

(a)	the names and addresses of the persons who are Directors or who have been nominated as reserve directors of the Company;

(b)	the date on which each person whose name is entered in the Register of Directors was appointed as a Director, or nominated as a reserve director, of the Company;

(c)	the date on which each person named as a Director ceased to be a Director; and

(d)	the date on which the nomination of any person nominated as a reserve director ceased to have effect.

84.
A copy of the Register of Directors shall be kept at the office of the Registered Agent and the Company may determine by Resolution of Directors to register a copy of such Register of Directors with the Registrar of Corporate Affairs.

ALTERNATE DIRECTORS
85.
Any Director may in writing appoint another person, who need not be a Director, to be his alternate. Every such alternate shall be entitled to attend meetings in the absence of the Director who appointed him and to vote in the place of the Director. Where the alternate is a Director he shall be entitled to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an Officer. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

POWERS OF DIRECTORS
86.
The business and affairs of the Company shall be managed by, or be under the direction or supervision of, the Directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or the Memorandum or the Memorandum and Articles required to be exercised by the Shareholders, subject to any delegation of such powers as may be authorised by the Memorandum and Articles.

87.
The Directors may, by a Resolution of Directors, appoint any Person, including a person who is a Director, to be an Officer or agent of the Company. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

88.
Every Officer or agent of the Company has such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the Resolution of Directors appointing the Officer or agent, except that no Officer or agent has any power or authority with respect to the matters requiring a Resolution of Directors under the Act or the Memorandum and Articles or are otherwise not permitted to be delegated under the Act.

89.
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

90.	The Directors may, by a Resolution of Directors, designate one or more committees, each consisting of one or more Directors.

91.
Each committee of Directors has such powers, and authorities of the Directors, including the power and authority to affix the Seal, as are set forth in the Resolution of Directors establishing the committee, except that no committee has any power or authority:

(a)	to amend the Memorandum or these Articles;

(b)	to designate committees of Directors;

(c)	to delegate powers to a committee of Directors;

(d)	to appoint Directors;

(e)	to appoint agents;

(f)	to approve a plan of merger, consolidation or arrangement; or

(g)	to make a declaration of solvency or approve a liquidation plan.

92.
The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand or otherwise) appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such Person being an "Attorney" or "Authorised Signatory", respectively) of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

BORROWING POWERS OF DIRECTORS
93.
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

DUTIES OF DIRECTORS
94.
Subject to the following Article, the Directors when exercising their powers or performing their duties, shall act honestly and in good faith and in what the Director believes to be in the best interests of the Company.

95.	Notwithstanding the foregoing:

(a)
where the Company is a wholly owned subsidiary, the Directors may, when exercising their powers or performing their duties as Directors, act in a manner which they believe to be in the best interests of the Company’s holding company, even though it may not be in the best interests of the Company; and

(b)
where the Company is a subsidiary, but not a wholly owned subsidiary, the Directors may, when exercising their powers or performing their duties, and with the prior agreement of the Shareholders other than the holding company, act in a manner which they believe to be in the best interests of the Company’s holding company, even though it may not be in the best interests of the Company.

PROCEEDINGS OF DIRECTORS
96.
The Directors may meet together (either within or without the British Virgin Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

97.
A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or other electronic means provided that all persons participating in such meeting can hear one other and such participation shall be deemed to constitute presence in person at the meeting.

98.
A Director shall be given not less than three days' notice of meetings of Directors, but a meeting of Directors held without three days' notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend, waive notice of the meeting, and for this purpose, the presence of a Director at the meeting shall be deemed to constitute waiver on his part. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

99.
The quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors, except that if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

100.
If the Company shall have only one Director the provisions herein contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Shareholders and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

101.
A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may by a Resolution of Directors determine. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

102.	The Directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of Directors, Shareholders, committees of Directors, committees of Officers and committees of Shareholders; and

(b)	copies of all resolutions consented to by Directors, Shareholders, Classes of Shareholders, committees of Directors, committees of Officers and committees of Shareholders.

103.	The books, corporate records and minutes shall be kept at the office of the Registered Agent, at the Company's principal place of business or at such other place as the Directors determine.

104.
An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a resolution of Directors or a committee of Directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by all of the Directors or all of the members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more Directors.

105.
The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to the memorandum and Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors, or of summoning a Shareholders' meeting, but for no other purpose.

106.
The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

107.
Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

108.
A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

109.
All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

OFFICERS
110.	The Company may by Resolution of Directors appoint Officers at such times as shall be considered necessary or expedient. Any number of offices may be held by the same person.

111.	The Officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors..

112.	The emoluments of all Officers shall be fixed by Resolution of Directors.

113.
The Officers shall hold office until their successors are duly elected and qualified, but any Officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

CONFLICT OF INTERESTS
114.	A Director shall forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the board of Directors.

115.
A Director is not required to comply with Article 114 above, if the transaction is between the Company and the Director and the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company's business and on usual terms and conditions.

116.	A Director who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of Directors at which the matter relating to the transaction arises and be included among the Directors present at the meeting for the purpose of a quorum; and

(c)	sign a document on behalf of the company, or do any other thing in his capacity as a Director, that relates to the transaction.

REGISTER OF CHARGES
117.	The Company shall maintain at the Registered Office or at the office of the Registered Agent a register of all charges created by the Company showing:

(a)	if the charge is a charge created by the Company, the date of its creation or, if the charge is an existing charge on property acquired by the Company, the date on which the property was acquired;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security, or if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)
details of any prohibition or restriction, if any, contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

THE SEAL
118.	The Directors shall provide for the safe custody of the Seal. An imprint of the Seal shall be kept at the office of the Registered Agent.

119.
The Seal shall not be affixed to any instrument except by the authority of a Resolution of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

120.
The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a Resolution of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose.

121.
Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISTRIBUTIONS
122.
The Company may, from time to time, by a Resolution of Directors authorise a Distribution by the Company at such time, and of such amount, to any Shareholders, as it thinks fit if they are satisfied, on reasonable grounds, that immediately after the Distribution, the Company satisfies the following solvency test:

(a)	the value of the Company’s assets will exceed its liabilities; and

(b)	the Company will be able to pay its debts as they fall due.

123.
The Directors may, before making any Distribution, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

124.
Notice of any Distribution that may have been authorised shall be given to each Shareholder in the manner hereinafter mentioned and all Distributions unclaimed for three years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

125.	No Distribution shall bear interest as against the Company and no Distribution shall be authorised or made on Treasury Shares.

126.	The Directors may determine in their sole discretion to issue bonus Shares from time to time.

127.
A division of the issued and outstanding Shares of a Class or Series of Shares into a larger number of Shares of the same Class or Series having a proportionately smaller par value does not constitute the issue of a bonus Share.

128.	If several Persons are registered as joint holders of any Shares, any one of such Persons may give receipt for any Distribution made in respect of such Shares.

ACCOUNTS AND AUDIT
129.	The Company shall keep such accounts and records that:

(a)	are sufficient to show and explain the Company’s transactions; and

(b)	will at any time, enable the financial position of the Company to be determined with reasonable accuracy.

130.	The books of account shall be kept at the office of the Registered Agent or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

131.
The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by a Resolution of Directors or by a Resolution of Shareholders.

132.
The accounts relating to the Company's affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors.

133.	The auditors of the Company shall not be deemed to be Officers.

NOTICES
134.
Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register of Members, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

135.
Any Shareholder present, either personally or by proxy, at any Shareholders' meeting shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

136.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five days after the time when the letter containing the same is posted;

(b)
facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.
137.
Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

138.	Notice of every Shareholders' meeting shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of Shareholders' meetings.
INDEMNITY
139.
Without prejudice to any additional indemnification agreements the Company may enter into in favour of the Directors, subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any Person (an "Indemnifiable Person") who:

(a)
is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the Person is or was a Director, an Officer, agent or a liquidator of the Company; or

(b)
is or was, at the request of the Company, serving as a director, officer, agent or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

140.
The Company may only indemnify an Indemnifiable Person if such Person acted honestly and in good faith and in what the Indemnifiable Person believed to be in the best interests of the Company and, in the case of criminal proceedings, the Indemnifiable Person had no reasonable cause to believe that his conduct was unlawful.

141.
The decision of the Directors as to whether the Indemnifiable Person acted honestly and in good faith and in what the Indemnifiable Person believed to be in the best interests of the Company and, in the case of criminal proceedings, as to whether such Person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

142.
The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the Indemnifiable Person did not act honestly and in good faith and with a view to the best interests of the Company or that such Person had reasonable cause to believe that his conduct was unlawful.

143.
Expenses, including legal fees, incurred by an Indemnifiable Person in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Indemnifiable Person to repay the amount if it shall ultimately be determined that the Indemnifiable Person is not entitled to be indemnified by the Company in accordance with these Articles.

144.
Expenses, including legal fees, incurred by a former Director, Officer or agent in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former Director, Officer or agent, as the case may be, to repay the amount if it shall ultimately be determined that the former Director, Officer or agent is not entitled to be indemnified by the Company in accordance with these Articles and upon such other terms and conditions, if any, as the Company deems appropriate.

145.
The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the Person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested Directors or otherwise, both as to acting in the Person's official capacity and as to acting in another capacity while serving as a Director, if applicable.

146.
If a Person to be indemnified has been successful in defence of any proceedings described above the Person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the Person in connection with the proceedings.

INSURANCE
147.
The Company may purchase and maintain insurance in relation to any person who is or was a Director, or who at the request of the Company is or was serving as a Director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability in the preceding Article.

NON-RECOGNITION OF TRUSTS
148.
Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as required by law) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register of Members, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP
149.
Subject to the other provisions of the Memorandum and these Articles, if the Company shall be wound up, the liquidator may divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders of different Classes or Series. The liquidator may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any asset whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION
150.	These Articles may be amended in the manner prescribed in the Memorandum.

CLOSING OF REGISTER OF MEMBERS OR FIXING RECORD DATE
151.
For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any Distribution, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not exceed in any case forty days.

152.
In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any Distribution the Directors may, at or within ninety days prior to the date of declaration of such Distribution, fix a subsequent date as the record date for such determination.

153.
If the Register of Members is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a Distribution, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such Distribution is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

UNTRACEABLE SHAREHODLERS
154.	The Company shall be entitled to sell any Shares of a Shareholder or the Shares to which a person is entitled by virtue of transmission on death or bankruptcy or operation of law if and provided that:

(a)	all cheques, not being less than three in number, for any sums payable in cash to the holder of such Shares have remained uncashed for a period of 12 years;

(b)
the Company has not during that time or before the expiry of the three month period referred to in Article 154(c) below received any indication of the whereabouts or existence of the holder or person entitled to such Shares by death, bankruptcy or operation of law; and

(c)
upon expiry of the 12-year period, the Company has caused an advertisement to be published in newspapers, giving notice of its intention to sell such Shares, and a period of three months has elapsed since such advertisement.

The net proceeds of any such sale shall belong to the Company and upon receipt of the Company of such net proceeds the Company shall become indebted to the former Shareholder for an amount equal to such net proceeds.
REGISTRATION BY WAY OF CONTINUATION
155.
The Company may by Resolution of Directors or by Resolution of Shareholders resolve to be registered by way of continuation in a jurisdiction outside the British Virgin Islands in the manner provided under those laws. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Corporate Affairs to deregister the Company in the British Virgin Islands and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DISCLOSURE
156.
The Directors, or any service providers (including the Officers, the Secretary and the Registered Agent of the Company) specifically authorised by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register of Members and books of the Company.

We, Walkers Corporate Services (BVI) Limited of Walkers Chambers, 171 Main Street, Road Town, Tortola VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign our name to these Articles of Association this 20th day of February, 2012.

Incorporator
Sgd: Sabinah Clement Sabinah Clement
For and on behalf of
Walkers Corporate Services (BVI) Limited